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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------


                                   FORM 8-K/A


                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                              --------------------

      Date of Report (Date of earliest event reported): September 18, 1996


                       TRANSACT TECHNOLOGIES INCORPORATED
                       ----------------------------------
             (Exact name of registrant as specified in its charter)


    DELAWARE                        0-21121                     06-1456680
    --------                        -------                     ----------
(State or other                   (Commission                  (IRS Employer
jurisdiction of                   File Number)               Identification No.)
 incorporation)


                   7 LASER LANE, WALLINGFORD, CONNECTICUT 06492
                   --------------------------------------------
              (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (203) 269-1198

                               Page 1 of 36 pages
                            Exhibit Index on page 2

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Item 5.  Other Events
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Transact Technologies Incorporated ("Transact"), an 80.3% owned subsidiary of
Tridex Corporation, has entered into a new OEM agreement with GTECH Corporation ("GTECH"), the world's leading supplier of computerized on-line lottery systems. The new agreement extends the term of a prior agreement from 1998 to 2001.


The new agreement also modifies the prior agreement by including an initial non-cancellable order which specifies minimum weekly printer purchases to be delivered from October, 1996 through February 1998, with an aggregate sales price of approximately $16 million. Transact expects this order to more than double its anticipated sales volume with GTECH in 1997 from 1996 levels. The total number of printers included in the initial order is not subject to reduction, but deliveries may be accelerated by GTECH on 30 days notice.

Under the new agreement, which continues in effect for approximately three and one-half years after the last scheduled delivery under the initial order, i.e., until September 30, 2001, GTECH issues purchase orders for printers and, unless the Company rejects a purchase order within 14 days after receipt, the order is deemed accepted. Orders for complete printers generally require a 30 day lead time. The Company has also agreed to provide spare parts and service for the full term of the agreement. Spare parts prices are firm through January 1998 and are scheduled for renegotiation no later than November 1997.

GTECH may terminate the new agreement prior to its expiration in 2001 if (i) the Company fails to perform its obligations under the agreement after written notice of any alleged failure and an opportunity to cure it; (ii) the Company is subject to trade sanctions affecting GTECH's ability to use the printers provided under the agreement; (iii) the Company attempts to transfer its rights or obligations to any other party without GTECH's consent; or (iv) if the Company becomes bankrupt. A copy of the new agreement is filed as an exhibit to this report.



The statements contained in this report which are not historical facts may be deemed to contain forward-looking statements with respect to events, the occurrence of which involves risks and uncertainties, including, without limitation, demand and competition for the Company's products, and other risks or uncertainties detailed in the Company's filings with the Securities and Exchange Commission.



Item 7. Financial Statements and Exhibits
        ---------------------------------

(c) Exhibits.


10.1 OEM Agreement dated September 18, 1996 between GTECH Holdings Corporation and Transact Technologies Incorporated (Pursuant to Rule 24b-2 under the Securities Exchange Act, the registrant has requested confidential treatment of portions of this exhibit deleted from the copy filed herewith.) Previously filed with the Current Report on Form 8-K of Transact on October 11, 1996.


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                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       TRANSACT TECHNOLOGIES INCORPORATED


DATE  November 15, 1996                /s/ Richard L. Cote
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                                       Richard L. Cote
                                       Executive Vice President and
                                         Chief Financial Officer